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                                                                    EXHIBIT 99.2

[TACT LOGO]         COMPANY CONTACT:              INVESTOR CONTACT:
                    Richard D. Falcone, CFO       Joseph M. Zappulla
                    TACT                          Wall Street Consultants Corp.
                    732-499-8228                  212-681-4100
                    rfalcone@tact.com             jzappulla@wallstreetir.com






THE A CONSULTING TEAM ANNOUNCES POSTPONEMENT OF ITS SHAREHOLDERS' MEETING


NEW YORK, NY, May 5, 2005 - The A Consulting Team (`TACT') (Nasdaq SmallCap:
TACX), an IT and Business Process Outsourcing (BPO) services provider to Fortune 1000 companies, announced that its board of directors has voted to adjourn and postpone its shareholders' meeting scheduled for 10:00 a.m. this morning. TACT's board of directors has determined that the disclosure in the proxy statement filed and delivered in connection with the shareholders' meeting should be amended to describe certain terms and implications of the contemplated financing that Oak Finance Investments Limited ("Oak") intends to enter into in order to finance its commitments in the transactions described in the proxy statement. TACT will announce a new place and date for the adjourned and postponed meeting as soon as practicable.

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to TACT plans, beliefs and intentions, are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, TACT's ability to scale its existing and any new businesses. For a more complete description of the risks that apply to TACT's business, please refer to the Company's filings with the Securities and Exchange Commission. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's Annual Report on Form 10-K with the Securities and Exchange Commission on March 25, 2005